EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of  BioSig Technologies, Inc. of our report dated February 20, 2015, relating to the financial statements of BioSig Technologies, Inc., which appear in the Annual Form 10-K of BioSig Technologies, Inc. for the years ended December 31, 2014 and 2013. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                                                                  /s/ Liggett, Vogt & Webb, P.A.

New York, New York
April 17, 2015